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                                                                   Exhibit 10.30

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

         This Amended and Restated Participation Agreement (the "Agreement") is made and entered into as of the 1st day of June, 2001, by and between NELnet, Inc., formerly known as National Education Loan Network, Inc., a Nevada Corporation ("NELnet"), and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank").

                                   WITNESSETH:

         WHEREAS, NELnet is or will be the beneficial owner of students loans or participation interests therein ("Eligible Loans") guaranteed and reinsured pursuant to the Higher Education Act of 1965, as amended (the "Act"), and title to such Eligible Loans is held by an eligible lender trustee as required under the Act;

         WHEREAS, NELnet desires to sell, and Union Bank desires to purchase, an undivided participation interest in such beneficial interest in certain of the Eligible Loans on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows;

                      I. PURCHASE OF PARTICIPATION INTEREST

         Section 1.01. Purchase Of Participation Interest.

                  A. NELnet shall sell (or cause to be sold), and Union Bank shall purchase, a participation interest in the fully guaranteed portion of beneficial ownership interests in the Eligible Loans (or NELnet's direct participation interests therein) with an aggregate unpaid principal balance in increments of $100,000.00 (unless otherwise agreed by the parties hereto), up to a maximum aggregate total of up to $300,000,000.00 (or as the parties may otherwise mutually agree from time to time). Union Bank shall pay to NELnet or its designee the purchase price of the participation interest to be sold herein, and such purchase price shall be equal to one hundred percent (100%) of the fully guaranteed portion of the unpaid principal balances and accrued and unpaid interest thereon of the Eligible Loans as described in the participation certificate with respect to such Eligible Loans, or such other price as may be negotiated between the parties based on the mutually agreed upon value of the interests in the Eligible Loans. The participation interest described herein shall include the promissory notes, related documents, and servicing files in connection with the Eligible Loans held by an eligible lender trustee. The participation interest purchased by Union Bank shall represent a participation interest in each and every individual Eligible Loan specifically identified in the participation certificate with respect thereto; Union Bank is not purchasing an interest in any fungible pool of

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         Eligible Loans. The purchase price shall be paid by wire transfer of immediately available funds. Unless Union Bank gives prior written consent, any portion of the Eligible Loans which is not guaranteed under the 2% risk sharing provisions of the Act shall be retained by NELnet and shall not be participated to Union Bank hereunder. It is acknowledged that Union Bank will not purchase any participation interest in its own right, but rather only in its capacity as trustee on behalf of various grantor trusts.

                  B. The sale and purchase of Eligible Loan participations under this Agreement shall be without recourse against NELnet. NELnet and Union Bank acknowledge and agree that this Agreement results in a pro rata sharing of credit risk proportionate to the respective interests of NELnet and Union Bank in the Eligible Loans, both before and after any defaults with respect to such Eligible Loans.

         Section 1.02. Participation Certificates. On the date of the first sale of a participation interest with respect to a portfolio of Eligible Loans, or thereafter as mutually agreed to by the parties, NELnet shall execute and deliver (or shall cause to be executed and delivered) to Union Bank a participation certificate substantially in the form marked as Exhibit "A," attached hereto and incorporated herein by this reference, evidencing a participating equitable ownership interest in the Eligible Loans in that particular Portfolio. NELnet shall deliver or cause to be delivered to Union Bank in addition to the executed original of Exhibit "A" a schedule of the Eligible Loans identifying such loans comprising the portfolio, title to which shall be retained by an eligible lender trustee under the Act. As NELnet sells additional Eligible Loans to Union Bank, additional schedules identifying participated Eligible Loans shall be issued accordingly.

         Section 1.03. Distribution of Payments Received. Upon transfer of a participation interest with respect to particular portfolio Eligible Loans, Union Bank shall be entitled to one hundred percent (100%) of payments and income received with respect to the participated portion of the Eligible Loans contained in such participation certificate, less a fee ("NELnet's Fee") deducted and paid to NELnet equal to the difference between (i) the total of interest received with respect to such Eligible Loans contained in a participation certificate, and (ii) the amount equal to the annualized rate of 75 basis points (0,75%) over the 91-day U.S. Treasury Bill auctioned weekly, multiplied by the average quarterly aggregate outstanding principal balances of the Eligible Loans contained in the participation certificate. NELnet shall pay for all administration costs, all servicing costs incurred by its servicing agent ("Servicer") and any other costs incidental to or associated with ownership, administration, servicing, and collection of the Eligible Loans; all such costs shall be deducted from and paid from NELnet's Fee. NELnet's Fee shall be payable on a quarterly basis. NELnet agrees to account and deliver to Union Bank, all sums of principal, interest, special allowance payments, interest subsidy payments, or other income received by NELnet on account of the Eligible Loans during the term of the participation certificates. NELnet shall forward such payments to Union Bank no less frequently than on a quarterly basis, or as otherwise mutually agreed upon by the parties hereto. NELnet shall cause Servicer to furnish to Union Bank a statement showing the amount of the balances of each of the Eligible Loans covered by a participation certificate, and specific information on the individual Eligible Loans as Union Bank may reasonably require from time to time, subject to the abilities of Servicer. Union Bank shall have access to inspect documents in

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connection with the Eligible Loans covered by a participation certificate at
Servicer on a day to day basis. In no event shall any payments required under this Agreement be construed as fees to be paid in excess of any amounts as may be otherwise permitted under the Act.

         Section 1.04. Possession and Control of the Eligible Loans. NELnet, by and through an eligible lender trustee, shall cause all of the Eligible Loans to be administered, serviced and collected in accordance with the requirements of the Act, the regulations promulgated thereunder, and any rules adopted by the applicable guarantee agency or Secretary of Education. The costs and expenses associated with the administration, servicing and collection of the Eligible Loans shall be paid by NELnet. Promissory notes and other documents evidencing or relating to the Eligible Loans shall be retained by Servicer for safekeeping as custodian in connection with a loan servicing agreement between NELnet and Servicer for the benefit of Union Bank. NELnet shall cause Servicer to segregate the Eligible Loans in a separate portfolio for servicing purposes for the benefit of Union Bank. After purchase of the participation interests pursuant to this Agreement, all actions and decisions concerning the Eligible Loans so participated shall be made by Union Bank and such decisions shall be binding upon NELnet. NELnet, through Servicer, will maintain customary books and records relating to the Eligible Loans participated hereunder, which shall be made available to Union Bank for inspection or copying.

         Section 1.05, Characteristics of Eligible Loans. There is in force and effect, and NELnet shall maintain in force and effect, for each of the Eligible Loans, a guarantee (to the maximum extent permitted under the Act of the principal and interest of each of the Eligible Loans) from a guarantee agency approved by Union Bank which has entered into a contract of federal reinsurance with the Secretary of Education as to the Eligible Loans. In addition, the Eligible Loans shall have all of the characteristics which NELnet warrants and represents in Section 2.03 of this Agreement.

         Section 1.06. Volume of Participations. NELnet shall cause the principal amount of Eligible Loans participated hereunder not to exceed the aggregate amount of $300,000,000.00, and may reduce the principal amount of Eligible Loans participated hereunder to the aggregate amount of $0.

                  II. REPRESENTATIONS AND WARRANTIES OF NELnet

         NELnet hereby represents and warrants to Union Bank as follows:

         Section 2.01. An eligible lender trustee is the legal owner of the Eligible Loans and the Eligible Loans or participation interests therein are not subject to any lien, pledge, participation, or encumbrance other than the participation interest being sold pursuant to this Agreement. NELnet shall not consent to any sale, assignment, transfer, encumbrance, or other disposition of the Eligible Loans, except for the sale of the participation interest contemplated herein, the transfer of Eligible Loans to the applicable guarantee agency or the Secretary of Education pursuant to the guarantee claim process, the transfer to an eligible lender trustee on behalf of NELnet, or as law or regulation may require.

         Section 2.02. Each of the Eligible Loans is the valid and binding obligation of the borrower thereon enforceable in accordance with its terms, except to the extent that enforceability may be

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affected by any applicable bankruptcy, insolvency, reorganization or other similar laws or enactments now or hereafter enacted by state or federal government affecting the enforcement of creditors rights generally, regardless of whether such enforceability is considered a proceeding in equity or at law.

         Section 2.03. Less than thirty percent (30%) of the aggregate unpaid principal balances and interest accrued thereon of Eligible Loans are, and during the term of this Agreement shall, consist of Eligible Loans, the proceeds of which funded tuition to private educational institutions offering only non-baccalaureate degrees or degrees which may be earned in two years or less (otherwise known as proprietary school loans). In addition, the average balance of indebtedness (ABI) of the Eligible Loans is and shall be equal to or greater than (and thus representative of) the ABI of guaranteed student loans which NELnet owns in its overall portfolio from time to time. In addition, none of the Eligible Loans as of the date of this Agreement shall be more than thirty
(30) days delinquent, unless otherwise agreed by the parties hereto,

         Section 2.04. Each of the Eligible Loans shall be guaranteed by a guarantee contract issued by one of the following authorized guaranteed agencies: Nebraska Student Loan Program; United States Aid Fund; Arizona Education Loan Program, Iowa College Aid Commission; Colorado Student Loan Program; Northstar Guarantee, Inc.; Great Lakes Higher Education Corporation; or any other guarantee agency approved by Union Bank.

         Section 2.05. Title to the Eligible Loans shall be held by an "Eligible Lender" under the Act during the terms of this Agreement.

         Section 2.06. Execution, delivery and performance of this Agreement by NELnet (i) has been duly authorized or ratified effective as of the date of execution by all necessary corporate action on the part of NELnet; (ii) does not and will not contravene the laws of the State of Nebraska, providing for the organization and governing of NELnet; (iii) does not and will not conflict with, or result in a violation of, any applicable laws; (iv) does not and will not require any consent or approval of any creditor or constitute a violation of or default under any agreement or instrument to which NELnet is a party whereby it or any of its property may be bound.

                III. REPRESENTATIONS AND WARRANTIES OF UNION BANK.

         Union Bank hereby represents and warrants to NELnet as follows:

         Section 3.01, The execution, delivery and performance of this Agreement by Union Bank (i) has been duly authorized by all necessary corporate action on the part of Union Bank; (ii) does not and will not contravene the laws of the State of Nebraska providing for the organization and governing of Union Bank;
(iii) does not and will not conflict with, or result in a violation, any applicable law; (iv) does not and will not require any consent or approval of any creditor or constitute a violation of or default under any agreement or instrument to which Union Bank is a party whereby it or any of its property may be bound.

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                              IV. TERM OF AGREEMENT

         Section 4.01. The term of this Agreement shall be 364 days from the date of execution of this Agreement. The term of this Agreement or any portions thereof, may be terminated earlier by Union Bank or NELnet upon five (5) business days prior notice to the other party. This Agreement shall automatically renew for successive 364-day terms, without necessity of any further documentation, unless either party hereto gives notice to the other party of intent to terminate at the end of the then current term or renewal. Upon termination of the participation certificate, NELnet shall have the option, without the obligation, to purchase back from Union Bank the participation interest in the Eligible Loans comprising the terminated participation certificate for a purchase price equal to the aggregate of the full unpaid principal balances and accrued and unpaid interest thereon of the participated portion of all the Eligible Loans covered in the terminated participation certificate. In order to exercise such option to purchase, NELnet must give written notice to Union Bank at least three days prior to termination of the participation certificate; if the option is exercised, such purchase shall be closed upon the termination of the participation certificate. In the event NELnet does not exercise its option to purchase Eligible Loans contained in any participation certificate, upon the termination of the participation certificate, NELnet shall immediately transfer or cause its eligible lender trustee to transfer to Union Bank or its designee legal title and any unparticipated beneficial interest to the underlying Eligible Loans comprising the participation certificate, or NELnet's participation interest therein, and NELnet shall immediately deliver or cause its eligible lender trustee to deliver to Union Bank an executed bill of sale, an executed blanket endorsement, notice to borrowers, possession of the promissory notes and loan files, all payments and income yielded from the underlying Eligible Loans, and other documentation reasonably required by Union Bank and acceptable in form to Union Bank which is effective to transfer all of NELnet's right, title and interest in and to such underlying Eligible Loans or NELnet's participation interest therein, to Union Bank, free and clear of any lien or encumbrances of any nature and without payment of further consideration; Union Bank shall pay to NELnet any outstanding principal and interest representing previously unparticipated portions of such Eligible Loans. If NELnet exercises its option to purchase the participated Eligible Loans as permitted above, NELnet may deal in the same as it deems proper, including financing the Eligible Loans under such indentures. The parties agree that this Agreement has not been undertaken for the purpose of recognizing gains or decreasing losses resulting from market value changes in the Eligible Loans.

                                V. MISCELLANEOUS

         Section 5.01. Assignment. The rights of Union Bank under this Agreement are assignable or may be sub-participated, pledged, exchanged or otherwise disposed of in whole or in part, without the prior written consent of NELnet, but any such purchase shall be through an eligible lender or eligible lender trustee, as required by the Act. The rights and obligations of NELnet under this Agreement may not be assigned in whole or in part without the prior written consent of Union Bank, except to an eligible lender trustee holding Eligible Loans on behalf of NELnet. This Agreement shall be binding upon the parties hereto, and their permitted successors and assigns.

         Section 5.02. Applicable Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

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         Section 5.03. No Partnership. This Agreement shall not be construed to create a partnership or joint venture between Union Bank and NELnet. The transaction evidenced by this Agreement is a loan participation transaction pursuant to which Union Bank and NELnet are participating in the Eligible Loans.

         Section 5.04. Amendment. This Agreement may be modified or otherwise amended only if such modification or amendment is in writing and signed by both NELnet and Union Bank. This Agreement expressly supersedes, terminates and replaces that certain Agreement dated as of September 21, 1999, between NELnet and Union Bank.

         Section 5.05. Notices. All notices and other communications under this Agreement shall be deemed to have been duly given if delivered or mailed by regular United States mail, sufficient postage pre-paid, addressed as follows:

         If to NELnet:

         NELnet, Inc.
         ATTN: Don Bouc
         121 S. 13th Street
         Suite #301
         Lincoln, NE 68508

         and if to Union Bank:

         Union Bank and Trust Company
         ATTN: Mr. Ken Backemeyer, Sr. Vice President
         P.O. Box 82529
         Lincoln, NE 68501-2529

or to any such address as either party may direct in writing delivered to the other party as set forth herein.

         Section 5.06. Continuing Representations. The warranties and representations of the parties contained in Articles II and III herein shall survive execution of this Agreement and bind the parties hereto as continuing covenants.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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         IN WITNESS WHEREOF, the parties have caused this Amended and Restated
Participation Agreement to be executed by officers duly authorized as of the day first above written.

                                         NELnet, Inc., a Nevada Corporation

                                  By:    /s/ Don Bouc
                                         -------------------------------------
                                  Title: President

                                         UNION BANK AND TRUST COMPANY, A
                                         Nebraska Banking Corporation and Trust
                                         Company, In Its Capacity As Trustee

                                  By:    /s/ Ken Backemeyer
                                         -------------------------------------
                                  Title: Senior Vice President

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                            PARTICIPATION CERTIFICATE

         Pursuant to that certain Participation Agreement (the "Agreement") dated June_________, 2001, by and between Union Bank and Trust Company in its capacity as trustee and NELnet, Inc. ("NELnet"), NELnet hereby issues and delivers this Participation Certificate to evidence Union Bank and Trust Company as Trustee's participation interests in student assistance loans guaranteed under the Higher Education Act of 1965, as amended, which are identified by the schedule marked as Exhibit "A", attached hereto and incorporated herein by this reference, which loans or participation interests therein are owned by NELnet and are serviced by UNIPAC Service Corporation or InTuition, Inc. and designated a separate account, in accordance with the Agreement. This Participation Certificate shall be governed, in all respects, by the Agreement, the terms of which are incorporated herein by this reference as if fully stated herein.

         DATED the___________day of______________, 2001.

                                         NELnet, Inc., a Nevada Corporation

                                  By:    /s/ Don Bouc
                                         -------------------------------------
                                  Title: President



Accepted this_______day of________________, 2001.

                                         UNION BANK AND TRUST COMPANY, A
                                         Nebraska Banking  Corporation and Trust
                                         Company, In Its Capacity As Trustee

                                  By:    /s/ Ken Backemeyer
                                         -------------------------------------
                                  Title: Senior Vice President

                                   EXHIBIT "A"

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